Exhibit 99.04

Letter to Depository Trust Company Participants

Offer to Exchange

$253,979,000 5.613% Senior Notes, Series B due 2017

For Any and All Outstanding

$253,979,000 5.613% Senior Notes, Series B due 2017

Pursuant to the Prospectus dated                            , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

We are enclosing herewith the material listed below relating to the offer by Xcel Energy Inc. (hereinafter referred to as “we,” “our,” “ours” and “us”) to exchange our 5.613% Senior Notes, Series B due 2017 (the “exchange notes”), which have been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of our issued and outstanding 5.613% Senior Notes, Series A due 2017 (the “outstanding notes”), upon the terms and subject to the conditions set forth in our prospectus, dated                                   , 2007, and the related letter of transmittal, which together constitute the “exchange offer.”

Enclosed are copies of the following documents:

1.     Prospectus, dated                                , 2007;

2.     Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

3.     Notice of Guaranteed Delivery; and

4.     Letter that may be sent to your clients for whose account you hold outstanding notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the exchange offer.

We urge you to contact your clients promptly. Please note that the exchange offer will expire on the expiration date.

The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Pursuant to the letter of transmittal, each holder of outstanding notes will represent to us that:

(1)           the holder is not an “affiliate” of Xcel Energy within the meaning of Rule 405 under the Securities Act);

(2)           the holder is not a broker-dealer who exchange old notes acquired directly from Xcel Energy for the holder’s own account for outstanding notes in the original exchange offer;

(3)           the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

(4)           the holder is acquiring the exchange notes under the exchange offer in the ordinary course of business;

(5)           the holder has not engaged in and does not intend to engage in a distribution, within the meaning of the Securities Act, of the exchange notes; and

(6)           the holder is not prohibited by any law or policy of the Securities and Exchange Commission from participating in the exchange offer.

If the holder is a broker-dealer (whether or not it is also an “affiliate”) that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Letter to Clients contains an authorization by the beneficial owners of the outstanding notes for you to make the foregoing representations.

We will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of outstanding notes pursuant to the exchange offer. We will pay or cause to be paid any transfer taxes payable on the transfer of outstanding notes to it, except as otherwise provided in Instruction 6 of the enclosed letter of transmittal.

Additional copies of the enclosed material may be obtained from the undersigned.

Very truly yours,

XCEL ENERGY INC.